Exhibit 10.43

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of November 13, 2023 (this “Agreement”), between and among, (a) the holders (the “Senior Convertible Notes Holders”) of those certain senior convertible notes (the “Senior Convertible Notes”) issued pursuant to the Senior Convertible Notes Exchange Agreement, dated November 13, 2023, by and among Nuburu, Inc., a Delaware corporation (the “Company”), and the noteholders signatory thereto (the “Senior Convertible Notes Exchange Agreement”), (b) the holders (the “Junior Bridge Notes Holders”) of those certain secured promissory notes (the “Junior Bridge Notes”) issued pursuant to the Note and Warrant Purchase Agreement, dated November 13, 2023, by and among the Company and the investors signatory thereto (the “Junior Bridge Notes Purchase Agreement”),

(c) a person or entity designated by the Requisite Holders (as defined in the Senior Convertible Notes Exchange Agreement), which shall execute a joinder to this Agreement, as collateral agent for the Senior Convertible Notes Holders (in such capacity, the “Senior Convertible Noteholders Collateral Agent”) and (d) Anson Investments Master Fund LP, a Cayman Islands limited partnership, as collateral agent for the Junior Bridge Notes Holders (in such capacity, the “Junior Bridge Noteholders Collateral Agent”) and (d) the Company (together with the Senior Convertible Notes Holders, the Junior Bridge Notes Holders, the Senior Convertible Noteholders Collateral Agent, and the Junior Bridge Noteholders Collateral Agent, the “Parties”).

A.
The Company issued to the Senior Convertible Notes Holders convertible notes (the “Prior Senior Convertible Notes”) pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023.
B.
Concurrently with this Agreement, the Company is (a) issuing (i) the Senior Convertible Notes pursuant to the Senior Convertible Notes Exchange Agreement by which the Prior Convertible Notes will be exchanged into and for the Senior Convertible Notes and (ii) the Junior Bridge Notes pursuant to the Junior Bridge Notes Purchase Agreement and (b) entering into that certain Security Agreement with the Senior Convertible Noteholders Collateral Agent and the Junior Bridge Noteholders Collateral Agent (the “Security Agreement”).

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Definitions
a.
Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Bankruptcy Law” shall mean title 11 of the United States Code and any similar Federal, state, or foreign law for the relief of debtors.

“Common Collateral” shall mean the “Collateral” as defined in the Security Agreement.

“Company” shall have the meaning set forth in the preamble.

“DIP Financing” shall have the meaning set forth in Section 7.

“Discharge of Senior Convertible Notes Claims” shall mean payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of the Senior Convertible Notes Documents and (b) any other Senior Convertible Notes Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“Indebtedness” shall mean and include all obligations arising under or related to the Senior Convertible Notes Documents or the Junior Bridge Notes Documents as the case may be.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any of its subsidiaries, (b) any other voluntary or involuntary insolvency, reorganization, or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding with respect to the Company or any of its subsidiaries or with respect to any of their assets, (c) any liquidation, dissolution, reorganization, or winding up of the Company or any of its subsidiaries, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any of its subsidiaries.

“Junior Bridge Notes” shall mean those certain promissory notes issued pursuant to the Junior Bridge Notes Documents.

“Junior Bridge Notes Claims” shall mean all Obligations in respect of the Junior Bridge Notes or arising under the Junior Bridge Notes Documents.

“Junior Bridge Notes Documents” shall mean the Junior Bridge Notes Purchase Agreement and all other ancillary documents, agreements, and instruments executed or delivered in connection therewith or related thereto evidencing or governing the Junior Bridge Notes Claims.

“Junior Bridge Notes Holders” shall have the meaning set forth in the preamble. “Junior Bridge Notes Purchase Agreement” shall have the meaning set forth in the preamble.

“Junior Bridge Notes Parties” shall mean, collectively, the Junior Bridge Noteholders Collateral Agent and the Junior Bridge Notes Holders.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest in, on or of such asset.

“Obligations” shall mean, with respect to any Indebtedness, any and all obligations, whether now or hereafter arising, with respect to the payment of (a) any principal of or interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness and (b) any fees, indemnification obligations, expense reimbursement obligations, or other liabilities payable under the documentation governing such Indebtedness.

“Party” shall have the meaning set forth in the preamble.

“Permitted Credit Facility” means a credit facility obtained by the Company in aggregate principal amount of not less than $20 million, secured by intellectual property of the Company subject to and in accordance with the requirements set forth in the Senior Convertible Notes Exchange Agreement.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency, or instrumentality thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Prior Senior Convertible Notes” shall have the meaning set forth in the Preamble.

“Recovery” shall have the meaning set forth in Section 7(d).

“Requisite Junior Bridge Notes Parties” shall mean Requisite Holders, as defined in the Junior Bridge Notes Purchase Agreement.

“Requisite Senior Convertible Notes Parties” shall mean Requisite Holders, as defined in the Senior Convertible Notes Exchange Agreement.

“Security Agreement” shall have the meaning set forth in the preamble.

“Senior Convertible Notes” shall mean those certain convertible notes issued pursuant to the Senior Convertible Notes Documents.

“Senior Convertible Notes Claims” shall mean all Obligations in respect of the Senior Convertible Notes or arising under the Senior Convertible Notes Documents.

“Senior Convertible Notes Documents” shall mean the Senior Convertible Notes Exchange Agreement and all other ancillary documents, agreements, and instruments executed or delivered in connection therewith or related thereto evidencing or governing the Senior Convertible Notes Claims.

“Senior Convertible Notes Holders” shall have the meaning set forth in the preamble.

“Senior Convertible Notes Exchange Agreement” shall have the meaning set forth in the preamble.

“Senior Convertible Notes Parties” shall mean, collectively, the Senior Convertible Noteholders Collateral Agent and the Senior Convertible Notes Holders.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of Delaware.

b.
Terms Generally. The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

2.
Lien Priorities
a.
Subordination of Liens. Notwithstanding the date, time, manner, or order of filing or recordation of any document or instrument or grant, attachment, or perfection of any Liens granted to the Junior Bridge Noteholders Collateral Agent for the benefit of the Junior Bridge Noteholders on the Common Collateral or of any Liens granted to the Senior Convertible Noteholders Collateral Agent for the benefit of the Senior Convertible Noteholders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Junior Bridge Notes Documents or the Senior Convertible Notes Documents or any other circumstance whatsoever, each Junior Bridge Notes Party hereby agrees that (i) any Lien on the Common Collateral securing any Senior Convertible Notes Claims now or hereafter held by or on behalf of any Senior Convertible Notes Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation, or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Junior Bridge Notes Claims, and (b) any Lien on the Common Collateral securing any Junior Bridge Notes Claims now or hereafter held by or on behalf of any Junior Bridge Notes Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Convertible Notes Claims. All Liens on the Common Collateral securing any Senior Convertible Notes Claims shall be and shall remain senior in all respects and prior to all Liens on the Common Collateral securing any Junior Bridge Notes Claims for all purposes, whether or not such Liens securing any Senior Convertible Notes Claims are subordinated to any Lien securing any other obligation of the Company or any other Person.

b.
Prohibition on Contesting Liens. Each Junior Bridge Notes Party and each Senior Convertible Notes Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity, or enforceability of (i) a Lien securing any Senior Convertible Notes Claim held (or purported to be held) by or on behalf of the Senior Convertible Notes Parties or any agent or trustee therefor in any Common Collateral or (b) a Lien securing any Junior Bridge Notes Claim held (or purported to be held) by or on behalf of the Junior Bridge Notes Parties or any agent or trustee therefor in any Common Collateral, provided however, that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Convertible Notes Party to enforce this Agreement (including the priority of Liens securing the Senior Convertible Notes Claims) or any of the Senior Convertible Notes Documents or impair the rights of any Junior Bridge Notes Party to enforce this Agreement or any of the Junior Bridge Notes Documents.
c.
No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, the Parties hereto agree that, after the date hereof, if any Junior Bridge Notes Party shall hold any Lien on any assets of the Company or any of its subsidiaries securing any Junior Bridge Notes Claims that are not also subject to the first-priority Lien in respect of the Senior Convertible Notes Claims under the Senior Convertible Notes Documents, such Junior Bridge Notes Party shall notify the Company and the Senior Convertible Notes Parties promptly upon becoming aware thereof and, upon demand by the Senior Convertible Notes Parties or the Company, will assign such Lien to the Senior Convertible Notes Parties (and/or their designees) as security for the applicable Senior Convertible Notes Claims (in the case of an assignment, each Junior Bridge Notes Party may retain a junior lien on such assets subject to the terms hereof).
d.
Perfection of Liens. The Senior Convertibles Notes Parties, in their capacities as such, shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Junior Bridge Notes Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Convertible Notes Parties and the Junior Bridge Notes Parties or any agent or trustee thereof and any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
e.
Subordination of Payments. Prior to the Discharge of the Senior Convertible Notes Claims, the Junior Bridge Notes Claims shall not receive payment of any interest, fees, expenses, premiums, or any other amounts arising under, related to, or in connection with the Junior Bridge Notes Claims or Junior Bridge Notes Documents prior to the maturity date of the Junior Bridge Notes, including in connection with any Insolvency or Liquidation Proceeding and/or on account of any adequate protection or otherwise other than as set forth in this Section or as may be permitted by Section 7; provided that, notwithstanding the foregoing, the Junior Bridge Notes Claims shall be paid from the proceeds of any Permitted Credit Facility, or may be exchanged into or for interests in any Permitted Credit Facility at the election of a Junior Bridge Note Holder, prior to the Discharge of the Senior Convertible Notes Claims.

f.
Subject to the proviso in Section 2(e), in the event of (i) a Sale Event (as defined in the Junior Bridge Notes), or (ii) a single issuance or a series of related issuances of debt or equity securities of the Company in an amount greater than $10,000,000.00 (excluding issuances to employees and consultants for compensatory purposes, in connection with strategic transactions (other than those conducted solely for capital raising purposes), or pursuant to obligations existing as of the date hereof), the outstanding principal amount of the Junior Bridge Notes, together with any then unpaid and accrued interest and other amounts payable thereunder to the date of prepayment, shall be due and payable immediately prior to such event or occurrence; provided that no payments shall be made in respect of the Junior Bridge Notes or the Junior Bridge Notes Claims with respect to the foregoing (i) or (ii) prior to the Discharge of Senior Convertible Notes Claims.
3.
Enforcement
a.
Exercise of Remedies.
i.
So long as the Discharge of Senior Convertible Notes Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any of its subsidiaries, (A) no Junior Bridge Notes Party will (1) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any applicable Junior Bridge Notes Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (2) contest, protest, or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the Senior Convertible Notes Parties in respect of the Senior Convertible Notes Claims, or (3) object to the forbearance by the Senior Convertible Notes Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of the Senior Convertible Notes Claims, and (B) except as otherwise provided herein, the Senior Convertible Notes Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of any Junior Bridge Notes Party; provided, however, that (x) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any of its subsidiaries, each Junior Bridge Notes Party may file a proof of claim or statement of interest with respect to the applicable Junior Bridge Notes Claims, and

(y) each Junior Bridge Notes Party may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Convertible Notes Claims or the rights of the Senior Convertible Notes Parties in respect thereof) in order to create, prove, perfect, preserve, or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Common Collateral. In exercising the rights and remedies with respect to the Common Collateral, the Senior Convertible Notes Parties may enforce the provisions of the Senior Convertible Notes Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the requirements of the Uniform Commercial Code of any applicable jurisdiction and any other applicable law. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

ii.
So long as the Discharge of Senior Convertible Notes Claims has not occurred, each Junior Bridge Notes Party agrees that it will not, in the context of its role as secured creditor, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Junior Bridge Notes Claims. Without limiting the generality of the foregoing sentence, unless and until the Discharge of Senior Convertible Notes Claims has occurred, the sole right of the Junior Bridge Notes Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the Junior Bridge Notes Claims pursuant to the Junior Bridge Notes Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Convertible Notes Claims has occurred.
iii.
Each Junior Bridge Notes Party (A) agrees that it will not take any action that would hinder any exercise of remedies undertaken by the Senior Convertible Notes Parties with respect to the Common Collateral under the Senior Convertible Notes Documents, including any sale, lease, exchange, transfer, or other disposition of the Common Collateral, whether by foreclosure or otherwise and (B) waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which the Senior Convertible Notes Parties seek to enforce or collect the Senior Convertible Notes Claims or the Lien granted in any of the Common Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Convertible Notes Parties is adverse to the interests of the Junior Bridge Notes Parties.
4.
Cooperation. Each Junior Bridge Notes Party agrees that, unless and until the Discharge of the Senior Convertible Notes Claims has occurred, it will not commence or join with any Person (other than the Senior Convertible Notes Parties upon request thereof) in commencing, any enforcement, collection, execution, levy, or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Junior Bridge Notes Documents or otherwise in respect of the applicable Junior Bridge Notes Claims (including, for the avoidance of doubt, on an unsecured basis).
5.
Payments
a.
Application of Proceeds. After a default or an event of default under the Senior Convertible Notes Documents has occurred, and until such default or event of default is cured or waived, so long as the Discharge of Senior Convertible Notes Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies (or otherwise), or any other assets, property, or consideration distributed or provided by the Company or its subsidiaries, including assets, property, or consideration distributed or issued in an Insolvency or Liquidation Proceeding (which, for the avoidance of doubt, shall include any equity interests distributed or issued by the Company or its subsidiaries as reorganized in connection with any Insolvency or Liquidation Proceeding) shall be applied to the Senior Convertible Notes Claims in such order as specified in the Senior Convertible Notes Documents until the Discharge of Senior Convertible Notes Claims has occurred. Notwithstanding the foregoing, the Junior Bridge Notes Claims shall be paid from the proceeds of any Permitted Credit Facility, or may be exchanged into or for interests in any Permitted Credit Facility at the election of a Junior Bridge Note Holder, prior to the Discharge of the Senior Convertible Notes Claims.
b.
Payments Over. Any Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral, or any other assets, property, or consideration distributed or provided by the Company of its subsidiaries, including assets, property, or consideration distributed or issued in an Insolvency or Liquidation Proceeding (which, for the avoidance of doubt, shall include any equity interests distributed or issued by the Company or its subsidiaries as reorganized in connection with any Insolvency or Liquidation Proceeding) in contravention of this agreement shall be segregated and held in trust for the benefit of and forthwith paid or transferred over to the Senior Convertible Notes Parties (and/or their designees) for the benefit of the Senior Convertible Notes Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
c.
Insurance. Unless and until the Discharge of Senior Convertible Notes Claims has occurred, the Senior Convertible Notes Parties shall have the sole and exclusive right, subject to the rights of the Company under the Senior Convertible Notes Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Convertible Notes Claims has occurred, all proceeds of any such policy and any such award in respect of the Common Collateral shall be paid (i) first, prior to the occurrence of the Discharge of Senior Convertible Notes Claims, to the Senior Convertible Notes Parties pursuant to the terms of the Senior Convertible Notes Documents, (ii) second, after the occurrence of the Discharge of Senior Convertible Notes Claims, to the Junior Bridge Notes Parties pursuant to the terms of the Junior Bridge Notes Documents, and (iii) third, if no Junior Bridge Notes Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Bridge Notes Party shall, at any time, receive any proceeds of any insurance policy or any award in respect thereof or the Common Collateral, it shall pay such proceeds over to the Senior Convertible Notes Parties in accordance with the terms of this Section 4.
6.
Amendments to Junior Bridge Notes Documents. Without the prior written consent of the Requisite Senior Convertible Notes Parties, no Junior Bridge Notes Document may be amended, supplemented, or otherwise modified to the extent such amendment, supplement, or modification, or the terms of any new Junior Bridge Notes Document, would violate this Agreement.
7.
Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this

Agreement, the Junior Bridge Notes Parties may exercise rights and remedies as an unsecured creditor against the Company in accordance with the terms of the applicable Junior Bridge Notes Documents and applicable law; provided that any assets, property, or consideration provided by the Company or its subsidiaries, including assets, property, or consideration distributed or issued in an Insolvency or Liquidation Proceeding (which, for the avoidance of doubt, shall include any equity interests distributed or issued by the Company or its subsidiaries as reorganized in connection with any Insolvency or Liquidation Proceeding) shall be applied to the Senior Convertible Notes Claims in accordance with Section 4. In the event any Junior Bridge Notes Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of its Junior Bridge Notes Claims, such judgment lien shall be subordinated to the Liens securing the Senior Convertible Notes Claims on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to such Liens securing the Senior Convertible Notes Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Convertible Notes Parties may have with respect to the Common Collateral.
8.
Insolvency or Liquidation Proceedings.
a.
Financing Issues. If the Company or any subsidiary shall be subject to any Insolvency or Liquidation Proceeding and the Requisite Senior Convertible Notes Parties shall desire to permit the use of cash collateral or to permit the Company or any subsidiary to obtain financing under section 363 or section 364 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Junior Bridge Notes Party agrees that it will raise no (i) objection to (and will not otherwise contest) such use of cash collateral or DIP Financing and, except to the extent provided in Section 7(c) below, will not request adequate protection or any other relief in connection therewith) and, to the extent the Liens securing the Senior Convertible Notes Claims under the Senior Convertible Notes Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations related thereto) on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to Liens securing Senior Convertible Notes Claims under this Agreement, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Convertible Notes Claims made by the Senior Convertible Notes Parties,

(c) objection to (and will not otherwise contest) any lawful exercise by any holder of Senior Convertible Notes Claims of the right to credit bid Senior Convertible Notes Claims at any sale in foreclosure of Common Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any holder of Senior Convertible Notes Claims relating to the lawful enforcement of any Lien on Common Collateral, or (e) objection to (and will not otherwise contest) any order relating to a sale of assets of the Company or any subsidiary for which the Requisite Senior Convertible Notes Parties has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Convertible Notes Claims or the Junior Bridge Notes Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Common Collateral rank to the Liens securing the Junior Bridge Notes Claims with respect to the Common Collateral in accordance with this Agreement.

b.
Relief from the Automatic Stay. Until the Discharge of Senior Convertible

Notes Claims has occurred, each Junior Bridge Notes Party agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral without the prior written consent of the Requisite Senior Convertible Notes Parties.
c.
Adequate Protection. Each Junior Bridge Notes Party agrees that none of them shall contest (or support any Person contesting) (i) any request by the Senior Convertible Notes Parties for adequate protection or (ii) any objection to the Senior Convertible Notes parties to any motion, relief, action, or proceeding based on the Senior Convertible Notes Parties’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (1) if the Senior Convertible Notes Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under section 363 or section 364 of title 11 of the United States Code or similar Bankruptcy Law, then each Junior Bridge Notes Party may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien shall be subordinated to the Liens securing the Senior Convertible Notes Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to the Liens securing the Senior Convertible Notes Claims under this Agreement and (2) in the event any Junior Bridge Notes Party seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Junior Bridge Notes Party agrees that the Senior Convertible Notes Parties shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Convertible Notes Claims and any such DIP Financing and that any Lien on such additional collateral securing the Junior Bridge Notes Claims shall be subordinated to the Liens on such collateral securing the Senior Convertible Notes Claims and any such DIP Financing (and all Obligations related thereto) and any other Liens granted to the Senior Convertible Notes Parties as adequate protection on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to such Liens securing Senior Convertible Notes Claims under this Agreement.
d.
Preference Issues. If any Senior Convertible Notes Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any of its subsidiaries (or any trustee, receiver, or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Convertible Notes Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment has not occurred and the Senior Convertible Notes Claims shall be entitled to a Discharge of Senior Convertible Notes Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto. For the avoidance of doubt, if the Liens securing the Senior Convertible Notes Claims are released or avoided in connection with any Insolvency or Liquidation Proceeding, including pursuant to an action commenced by the Company or any of its subsidiaries (or any trustee, receiver, or similar person therefor) or any representative of the estate of the Company or any of its subsidiaries, then, if the

Discharge of Senior Convertible Notes Claims has not occurred, the Junior Bridge Notes Parties agree to contribute and turnover the Liens securing the Junior Bridge Notes Claims to and for the benefit of the Senior Convertible Notes Parties.
e.
Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to the Company or its subsidiaries shall apply to any trustee for such Person and such person as debtor-in-possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Company or any of its subsidiaries.
f.
506(c) Claims. Until the Discharge of Senior Convertible Notes Claims has occurred, each Junior Bridge Notes Party agrees that it will not assert or enforce any claim under section 506(c) of the United States Bankruptcy Code senior to or on parity with the Liens securing the Senior Convertible Notes Claims for costs or expenses of preserving or disposing of any Common Collateral.
g.
Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization on account of the Senior Convertible Notes Claims and/or Junior Bridge Notes Claims, then, to the extent of the debt obligations distributed on account of the Senior Convertible Notes Claims and/or Junior Bridge Notes Claims are secured by Liens upon all or any part of the Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
h.
Separate Grants of Security and Separate Classification. The Senior Convertible Notes Parties and the Junior Bridge Notes Parties acknowledge and intend that the grants of Liens pursuant to the Senior Convertible Notes Documents and Junior Bridge Notes Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Common Collateral, and the Senior Convertible Notes Claims are fundamentally different from the Junior Bridge Notes Claims and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in any Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the Senior Convertible Notes Claims and the Junior Bridge notes Claims in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior, junior, and subordinated secured claims), then the Senior Convertible Notes Parties and the Junior Bridge Notes Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Senior Convertible Notes Claims and Junior Bridge Notes Claims against the Company, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient, the Senior Convertible Notes Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, all amounts owing in respect of postpetition interest, fees, or expenses that is available from the Common Collateral before any distribution is made in respect of the Junior Bridge Noes Claims, with such Junior Bridge Notes Parties hereby acknowledging and agreeing to turn over to the Senior Convertible Notes Parties amounts otherwise received or receivable by them under such Plan of Reorganization to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
9.
Waivers, etc.
a.
No Warranties or Liability. Each Junior Bridge Notes Party acknowledges and agrees that the Senior Convertible Notes Parties have not made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Senior Convertible Notes Documents, the ownership of any Common Collateral, or the perfection or priority of any Liens thereon. The Senior Convertible Notes Parties will be entitled to manage and supervise their respective claims under the Senior Convertible Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Convertible Notes Parties may manage their claims without regard to any rights or interests that any Junior Bridge Notes Party has in the Common Collateral or otherwise. The Senior Convertible Notes Parties shall not have any duty to any Junior Bridge Notes Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an event of default under any agreements with the Company or any of its subsidiaries (including the Junior Bridge Notes Documents), regardless of any knowledge thereof that they may have or be charged with.
b.
Obligations Unconditional. All rights, interests, agreements, and obligations of the Senior Convertible Notes Parties and the Junior Bridge Notes Parties, respectively, hereunder shall remain in full force and effect irrespective of:
i.
any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Senior Convertible Notes Claims or Junior Bridge Notes Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Convertible Notes Documents or the terms of the Junior Bridge Notes Documents; any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver, or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Convertible Notes Claims or Junior Bridge Notes Claims;
ii.
the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any of its subsidiaries; or
iii.
any other circumstance that otherwise might constitute a defense available to, or a discharge of, the Company or any of its subsidiaries in respect of the Senior Convertible Notes Claims, or of any Junior Bridge Notes Party in respect of this Agreement.
10.
Miscellaneous
a.
Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any Senior Convertible Notes Documents or Junior Bridge Notes

Documents, the terms of this Agreement shall govern.
b.
Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Senior Convertible Notes Claims shall have occurred or such later time as all of the Obligations in respect of the Senior Convertible Notes Documents shall have been paid in full. The terms of this Agreement shall survive and shall continue to be in full force and effect in any Insolvency or Liquidation Proceeding, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
c.
Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each of the Requisite Senior Convertible Notes Parties and the Requisite Junior Bridge Notes Parties and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver of the obligations of the other parties to such party in any other respect or at any other time. The Company shall not have any right to consent to or approve any amendment, modification, or waiver of any provision of this Agreement except to the extent its rights are directly affected thereby.
d.
Subrogation. Each Junior Bridge Notes Party hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Convertible Notes Claims has occurred.
e.
Consent to Jurisdiction; Waivers. Each of the Parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the Parties also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 10(f) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
f.
Notices. All notices to the Senior Convertible Notes Parties and the Junior Bridge Notes Parties permitted or required under this Agreement may be sent as provided in the Senior Convertible Notes Documents and the Junior Bridge Notes Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail, or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).
g.
Further Assurances. Each of the Junior Bridge Notes Parties agree that each of them shall take such further action and shall execute and deliver to the Senior Convertible Notes Parties such additional documents and instruments (in recordable form is requested) as the Senior Convertible Notes Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement and the other Senior Convertible Notes Documents and Junior Bridge Notes Documents.
h.
Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Convertible Notes Parties, the Junior Bridge Notes Parties, and the Company and their respective permitted successors and assigns.
i.
Specific Performance. The Senior Convertible Notes Parties may demand specific performance of this Agreement. Each Junior Bridge Notes Party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Convertible Notes Parties.
j.
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic copies of signed signature pages will be deemed binding originals.
k.
Authorizations. By its signature, each Person executing this Agreement on behalf of a Party hereto represents and warrants to the other Parties hereto that it is duly authorized to execute this Agreement.
l.
Effectiveness. This Agreement shall become effective when executed and delivered by the Parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver or trustee for the Company in any Insolvency or Liquidation Proceeding.
m.
Relative Rights. Notwithstanding any in this Agreement to the contrary, nothing in this Agreement is intended to or will amend, waiver, or otherwise modify the provisions of the Senior Convertible Notes Documents or the Junior Bridge Notes Documents or permit the Company or any of its subsidiaries to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, a default under, the Senior Convertible Notes Documents or the Junior Bridge Notes Documents.

(signature pages follow)

Nuburu, Inc.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: Chief Executive Officer

[ ],

as Senior Convertible Noteholders Collateral Agent

By:

Name:

Title:

Anson Investments Master Fund LP, as Junior Bridge Noteholders Collateral Agent

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors Inc.

Anson Investments Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors, Inc.

Anson East Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors, Inc.

Eunomia, LP

By: /s/ Ron Nicol

Name: Ron Nicol

Title: Manager

David Seldin

By: /s/ David Seldin

Name: David Seldin

The Puckett Management Trust

By: /s/ J. Puckett

Name: J. Puckett

Title: Manager

Sand Dune Investments LLC

By: /s/ Chad Isaacson

Name: Chad Isaacson

Title: Officer

CST Global LLC

By: /s/ David Michael

Name: David Michael

Title: Manager

Robert J and Ellen M. Svatos, trustees of the Svatos Family Trust dated June 16, 1986

By: Robert J. Svatos

Name: Robert J. Svatos

Title: Trustee

Carl Stern and Holly Hayes 2011 Trust

By: /s/ Carl Stern

Name: Carl Stern

Title: Trustee

Wilson-Garling 2023 Family Trust

By: /s/ Jill Garling

Name: Jill Garling Title: Sole Trustee

Curtis N. Maas Revocable Trust

By: /s/ Curtis Maas

Name: Curtis Maas

Title: Member

Steven L. Schwartz Revocable Trust

By: /s/ Steven L. Schwartz

Name: Steven L. Schwartz

Title: Trustee

Konark Nuburu Holdings LLC

By: /s/ Konark Singh

Name: Konark Singh

Title: Manager

Meldon Wolfgang

By: /s/ Meldon Wolfgang

Name: Meldon Wolfgang

Sauder Property Company

By: /s/ John Sauder

Name: John Sauder

Title: President